EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-165770) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(2) Registration Statement (Form S-8 No. 333-172418) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(3) Registration Statement (Form S-8 No. 333-180666) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(4) Registration Statement (Form S-8 No. 333-187395) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.

(5) Registration Statement (Form S-8 No. 333-194856) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.

(6) Registration Statement (Form S-8 No. 333-203034) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.

of our report dated February 23, 2015, with respect to the consolidated financial statements and schedule of Entropic Communications, Inc., included in this Form 8-K of MaxLinear, Inc.

/s/ Ernst & Young LLP

San Diego, California

April 30, 2015